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                                    EX-99.2

                                                              September 21, 1995

Board of Trustees
The Northwestern Mutual Life
  Insurance Company
Milwaukee, Wisconsin   53202

Gentlemen:

         As Senior Vice President, General Counsel and Secretary of The Northwestern Mutual Life Insurance Company (the "Company") I have general supervision of the Law Department of such Company and its legal affairs. In such capacity I have supervised the corporate proceedings relating to the establishment of Northwestern Mutual Variable Life Account (the "Account") pursuant to the provisions of the Wisconsin Statutes and the proposed issuance in connection therewith of certain variable CompLife insurance policies (the "Policies"). I have also participated in the preparation of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (the "Registration Statement") which is to be filed with the Securities and Exchange Commission with respect to the Policies. In addition, I have examined such other documents and such questions of law as, in my judgment, are necessary or appropriate for purposes of this opinion. Based on the foregoing, it is my opinion that:

     1. The Company is a duly organized and validly existing mutual life insurance corporation under the laws of the State of Wisconsin, duly authorized under such laws to issue and sell life insurance and annuity contracts.

     2. The Account is a separate account of the Company duly created and validly existing pursuant to Wisconsin law.

     3. The issuance and sale of the Policies have been duly authorized by the Company and duly approved by the Commissioner of Insurance of the State of Wisconsin. When issued and sold in compliance with local law and in the manner stated in the Prospectus constituting a part of the Registration Statement the Policies will be valid and legally binding obligations of the Company in accordance with their terms.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                        Very truly yours,

                                                        JOHN M. BREMER
                                                        John M. Bremer
                                                          Senior Vice President,
                                                          General Counsel and
                                                          Secretary